Exhibit 1.1

$100,000,000.00

3.50% Fixed to Floating Rate Subordinated Notes due 2032

HomeStreet, Inc.

UNDERWRITING AGREEMENT

January 11, 2022

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue, 4th Floor

New York, New York 10019

As representative of the Underwriters listed in Schedule I hereto

Ladies and Gentlemen:

HomeStreet, Inc., a Washington corporation (the “Company”), confirms its agreement (the “Agreement”) with Keefe, Bruyette & Woods, Inc. (“KBW”) and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided pursuant to SECTION 11 hereof), for whom KBW is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $100,000,000.00 aggregate principal amount of its 3.50% Fixed to Floating Rate Subordinated Notes due 2032 (the “Securities”). The Securities will be issued in book-entry only form to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to the Blanket Issuer Letter of Representations, delivered by the Company to DTC on May 12, 2016.

The Securities will be issued pursuant to an indenture between the Company and Computershare Trust Company, N.A., as Trustee (the “Trustee”), to be dated as of January 19, 2022, as supplemented by a supplemental indenture thereto to be dated as of January 19, 2022, between the Company and the Trustee (collectively, the “Indenture”). The Indenture and this Agreement are hereinafter referred to collectively as the “Operative Documents.”

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Securities Act,” and such rules and regulations promulgated thereunder being referred to as the “Securities Act Regulations”), on Form S-3 (File No. 333-261666), which includes the form of prospectus covering the public offering and sale of certain securities of the Company, including the Securities, under the Securities Act and which automatic shelf registration statement became effective upon filing with the Commission under Rule 462(e) of the Securities Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendment thereto at such time, including the exhibits and any schedules thereto at such time, and including the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and any post-effective amendment, prospectus supplement or other documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement.” The form of prospectus appearing in the Registration Statement at the time of its initial effectiveness and including the documents incorporated by reference therein, is hereinafter called the “Base Prospectus.” Each preliminary prospectus supplement and the Base Prospectus used in connection with the offering of the Securities in the form of which has been or will be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the time of its first use, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b). The final prospectus supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 3:30 p.m., New York City time, on January 11, 2022, or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule II hereto.

“Statutory Prospectus” as of any time means the applicable prospectus relating to the Securities that is, immediately prior to that time, either included in the Registration Statement or deemed to be a part thereof, including any document incorporated therein by reference immediately prior to that time and any preliminary prospectus deemed to be a part thereof.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

The Company confirms as follows with the Representative and the several other Underwriters.

SECTION 1. Representations and Warranties.

The Company represents and warrants to each Underwriter at the date hereof and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(a) Well-Known Seasoned Issuer. (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”) and (iv) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405, including not having been and not being an “ineligible issuer” (as defined in Rule 405). At the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities, the Company was not nor is an “ineligible issuer” (as defined in Rule 405). The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1)(i) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations, and in any event prior to the Closing Time.

(b) Compliance of the Registration Statement, the Prospectus and Incorporated Documents. At the time the Registration Statement and any post-effective amendments thereto were filed with the Commission and at the time hereof, the Company met the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an automatic shelf registration statement under Rule 405, and the offer and sale of the Securities is registered by the Company on such automatic shelf registration statement. The Registration Statement and any post-effective amendment thereto became effective automatically upon the filing thereof with the Commission under the Securities Act and the initial effective date of the Registration Statement is not more than three years before the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Company meets the requirements under the Securities Act specified in Conduct Rule 5110(h)(1)(C) of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at the Closing Time and as of each deemed effective date with respect to the Underwriters pursuant to paragraph (f)(2) of Rule 430B, complied, in all material respects, with the requirements of the Securities Act, the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations of the Commission under the TIA (the “TIA Regulations”). Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied, in all material respects, with the requirements of the Securities Act, the Securities Act Regulations, the TIA and the TIA Regulations, and are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply, in all material respects, with the requirements of the Exchange Act and the Exchange Act Regulations.

(c) Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, any Issuer General Use Free Writing Prospectus and the Statutory Prospectus, when considered together (collectively, as of the Applicable Time, the “Disclosure Package”), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Disclosure Package and the Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required. There are no business relationships or related person transactions involving the Company or any Subsidiary (as defined herein) or any other person required to be described in the Registration Statement, the Disclosure Package and the Prospectus that have not been described as required.

The representations and warranties in this subsection shall not apply to (i) the Statement of Eligibility (Form T-1) of the Trustee under the TIA or (ii) statements in or omissions from the Registration Statement or any amendment thereto or the Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall consist of the following: the discount information appearing in the Prospectus under the heading “Underwriting” and the information relating to stabilizing transactions, syndicate covering transactions and penalty bids in the first paragraph under the caption “Underwriting—Stabilization” in each of the preliminary prospectus and the Prospectus (collectively, the “Underwriter Information”).

(d) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified.

(e) Independent Accountants. Deloitte & Touche LLP (“Deloitte”), the accounting firm that certified the financial statements of the Company that are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is (i) an independent public accountant with respect to the Company as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), (ii) a registered public accounting firm, as defined by the PCAOB, which has not had its registration superseded or revoked and which has not requested that such registration be withdrawn, and (iii) with respect to the Company, is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission during any time period for which Deloitte has served as the Company’s independent registered public accounting firm.

(f) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated Subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, comply with the requirements of the Securities Act and present fairly, in each case in all material respects, the financial position of the Company and its consolidated Subsidiaries at the respective dates of and for the respective periods specified. The financial statements of the Company and its consolidated Subsidiaries, at the dates indicated, have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. To the extent applicable, all disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act Regulations and Item 10(e) of Regulation S-K of the Securities Act Regulations. The interactive data in Inline eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus is updated as necessary to comply with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply.

(g) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, (A) on the general affairs, condition (financial or otherwise), business, properties, prospects, management, financial position, shareholders’ equity, assets, liabilities or results of operations, of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (B) in the ability of the Company to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (each of (A) and (B), a “Material Adverse Effect”), (ii) there has not been any change in the capital stock or long-term debt or any material changes in short-term debt of the Company or any of the Subsidiaries (except changes in the deposits, Federal Home Loan Bank advances, repurchase agreements and federal fund purchases of the Bank (as defined below), in each case in the ordinary course of the Bank’s business consistent with past practice), (iii) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, (iv) the Company has not purchased any of its outstanding capital stock and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (v) there has been no material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(h) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Washington and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (to the extent that such concepts are applicable in any such jurisdiction) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(i) Good Standing of Subsidiaries. HomeStreet Bank (the “Bank”) is a bank chartered under the laws of the State of Washington and the charter of the Bank is in full force and effect. The Bank is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). Each other subsidiary (as defined in Rule 405 of the Securities Act Regulations) of the Company (each, a “Subsidiary”) has been duly organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction of its incorporation, formation or organization (to the extent that such concepts are applicable in such jurisdiction), has the requisite corporate or organizational power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or other business entity to transact business and is in good standing in each jurisdiction in which such qualification is required (to the extent that such concepts are applicable in any such jurisdiction), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing (to the extent that such concepts are applicable in any such jurisdiction) would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding equity interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent that such concepts are applicable in such jurisdictions) and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. The only Subsidiaries of the Company are those listed on Schedule III hereto.

(j) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for share repurchases pursuant to the Company’s share repurchase program disclosed in the Registration Statement, the Disclosure Package and the Prospectus and subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to or as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options or the vesting of restricted stock units referred to in the Registration Statement, the Disclosure Package and the Prospectus). All issued and outstanding shares of common stock of the Company, no par value (“Common Stock”), have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock were issued in violation of the preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

(k) Authorization of Agreement. All action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

(l) Authorization of Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, the Indenture will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) with respect to the rights to indemnity or contribution, including but not limited to, indemnification and contribution provisions set forth in this Agreement, federal or state securities law or the public policy underlying such laws (collectively, the “Enforceability Exceptions”).

(m) Authorization of Securities. The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and paid for as provided in this Agreement, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; the Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

(n) Descriptions of Securities. The Securities will conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus.

(o) Qualification under the TIA. The Indenture has been duly qualified with respect to the Securities under the TIA.

(p) Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person registration rights or other similar rights to have any securities registered for resale pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(q) Absence of Defaults and Conflicts. The Company is not in violation of its Restated Articles of Incorporation, as restated effective as of July 30, 2019 (the “Charter”), or Amended and Restated Bylaws (the “Bylaws”); none of the Subsidiaries is in violation of its charter, bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in all cases for such violations or defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Operative Documents and the Securities by the Company, the issuance, sale and delivery of the Securities, the consummation of the transactions contemplated by the Operative Documents and the Securities and in the Registration Statement, the Disclosure Package and the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), and compliance by the Company with the terms of the Operative Documents and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect); nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company or the charter, bylaws or other organizational document of any Subsidiary; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(r) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(s) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company or any Subsidiary, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, there are no legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject, including ordinary routine litigation incidental to the business, which would, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t) Bank Holding Company Act. The Company has been duly registered as, and meets in all material respects the applicable requirements for qualification as, a bank holding company and has elected to be treated as a financial holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. The activities of the Subsidiaries are permitted of subsidiaries of a financial holding company under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) set forth in Title 12 of the Code of Federal Regulations.

(u) Compliance with Bank Regulatory Authorities. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders) of, or agreements with, the Federal Reserve, the Federal Deposit Insurance Corporation (the “FDIC”), and the Division of Banks of the Washington State Department of Financial Institutions (the “DOB”), as applicable (collectively, the “Bank Regulatory Authorities”), as well as the Equal Credit Opportunity Act, the Fair Housing Act, the Truth in Lending Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act and Title III of the USA Patriot Act, to the extent such laws or regulations apply to the Company or the Bank. The Company and the Bank have no knowledge of any facts and circumstances, and have no reason to believe that any facts or circumstances exist, that could cause the Bank (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” or (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”) or any order issued with respect to the Anti-Money Laundering Laws (as defined below). As of September 30, 2021, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action. The Bank has been duly chartered, is validly existing under the laws of the State of Washington and holds the requisite authority to do business as a state-chartered bank with banking powers under the laws of the State of Washington. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of the State of Washington. Since December 31, 2019, each of the Company, the Bank and each of their respective subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the DOB and any other applicable federal or state banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all applicable rules and regulations promulgated by the Federal Reserve, the FDIC, the DOB and any other applicable federal or state banking authorities, as the case may be.

(v) Regulatory Enforcement Matters. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, the Bank or any of their respective subsidiaries is a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, directive, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, the DOB or any other bank regulatory authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, where such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission would reasonably be expected to result in a Material Adverse Effect. There is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company, the Bank or any of the Company’s other Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect.

(w) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body is necessary or required for the performance by the Company of its obligations under the Operative Documents or the Securities, or the consummation of the transactions contemplated thereunder, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the rules of Nasdaq, the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities and for the purpose of compliance with the rules of FINRA is true, complete, and correct in all material respects, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or National Association of Securities Dealers Conduct Rules are true, complete and correct in all material respects.

(x) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, registrations, memberships, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Governmental License or result in any other material impairment of the rights of any such Governmental License; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental License or the failure of such Governmental License to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any material statement, report, information or form required by any applicable law, regulation or order, except where such failure to be so in compliance would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(y) Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by the Company and its Subsidiaries and good title to all other properties (other than Intellectual Property (as defined below), which rights are addressed exclusively in Section 1(z) hereof) owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement, the Disclosure Package and the Prospectus or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary. All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect and are held under valid, subsisting and enforceable leases, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(z) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), systems, technology, trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on the business now operated by them, except where the failure to own or possess such Intellectual Property would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, except where such infringement or conflict (if the subject of an unfavorable ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would not result in a Material Adverse Effect.

(aa) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required for their operations under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) to the Company’s knowledge, there are no events or circumstances existing, singly or in the aggregate, that would reasonably be expected to result in forming the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bb) ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary or any trade or business, whether or not incorporated, which would be treated as a single employer with the Company or the Subsidiaries pursuant to Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or 4001(b) of ERISA (an “ERISA Affiliate”) for employees or former employees of the Company and its affiliates, or pursuant to which the Company, a Subsidiary, or one of their ERISA Affiliates has any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. To the knowledge of the Company, no “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such Plan excluding transactions effected pursuant to a statutory or administrative exemption. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or its Subsidiaries. No Plan is subject to Title IV of ERISA or the minimum funding standard provisions set out in Sections 302 of ERISA or 412 of the Code. Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” or (ii) Sections 412, 4971, 4975 or 4980B of the Code (excluding any liability for premiums for health care continuation benefits to which the Company, its Subsidiaries, or its ERISA Affiliates have contractually agreed to pay pursuant to employment, consulting, or severance agreements). Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which is reasonably expected to result in the loss of such qualification. To the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign agency with respect to any Plan.

(cc) Internal Control Over Financial Reporting. The Company and each of its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act Regulations) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer and is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in Inline eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, (A) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (B) there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting and (C) the Company has not been advised of (1) any significant deficiencies in the design or operation of its internal control over financial reporting that could adversely affect the ability of the Company or any Subsidiary to record, process, summarize and report financial data, or any material weaknesses in the Company’s internal control over financial reporting, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company or its Subsidiaries.

(dd) Disclosure Controls and Procedures. The Company and its Subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter, and (iii) were then effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each Subsidiary’s disclosure controls and procedures described above, the Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or its Subsidiaries’ ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its Subsidiaries’ internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no changes in internal controls or in other factors that could significantly and adversely affect internal controls.

(ee) Compliance with the Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes Oxley Act and the rules and regulations promulgated in connection therewith.

(ff) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(gg) Payment of Taxes. All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been timely filed (taking into account any valid extensions) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments that have been or will be promptly contested in good faith and as to which adequate reserves have been provided in the Company’s financials in accordance with GAAP. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no tax deficiency that has been or would reasonably be expected to be asserted against the Company or any of its Subsidiaries or any of their respective properties or assets.

(hh) Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any Subsidiary will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Effect. All such insurance is fully in force as of the date hereof.

(ii) Investment Company Act. The Company is not, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus, the Company will not be, an “investment company” or an entity controlled by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), without regard to Section 3(c) of the Investment Company Act.

(jj) Stabilization. Neither the Company nor any of its Subsidiaries, nor any controlled affiliates of the Company or its Subsidiaries, has taken, directly, or indirectly, and neither the Company nor any of the Subsidiaries, nor any controlled affiliates of the Company or its Subsidiaries, will take, directly or indirectly, any action designed to cause or result in, or which constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M of the Exchange Act Regulations) to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M of the Exchange Act Regulations.

(kk) Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or any directors or officers or, to the knowledge of the Company, any agent or employee of the Company or any of its Subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and, to the knowledge of the Company, their respective affiliates, are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder issued, administered or enforced by any governmental agency or body (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court, governmental agency or body involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) OFAC. None of the Company or any of its Subsidiaries, nor any officer or director of either the Company or any of its Subsidiaries, or, to the knowledge of the Company, any agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is or has been (i) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (A) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (B) the government of any Sanctioned Country, (C) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (D) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the Office of Foreign Assets Control of the U.S. Treasury Department , or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); (ii) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (iii) a person, entity or organization currently the subject of any Sanctions; or (iv) located, organized or resident in any Sanctioned Country.

(nn) No Restrictions on Subsidiaries. Except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(oo) Statistical and Market-Related Data. The statistical and market-related data contained in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(pp) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the preliminary prospectus contained in the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative and included in Schedule II hereto or any electronic road show or other written communications reviewed and consented to by the Representative and listed on Schedule II hereto (each, a “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with the Underwriter Information.

(qq) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(rr) No Brokers. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(ss) Deposit Insurance. The deposit accounts of the Bank are insured by the FDIC up to applicable legal limits, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(tt) Derivative Instruments. Except as has not resulted in or would not reasonably be expected to result in a Material Adverse Effect, any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than options issued under the Company’s shareholder-approved benefit plans) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(uu) Contracts. The material contracts or agreements to which the Company or any of its Subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its Subsidiaries, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by the Enforceability Exceptions. Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any significant subsidiary of the Company has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements, and no such termination or non-renewal has been threatened by the Company or any significant subsidiary of the Company or, to the Company’s knowledge, any other party to any such material contract or agreement.

(vv) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(ww) IT Systems. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted, and free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses consistent with industry standards and practices, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same, except where failure to implement or maintain such controls, policies, procedures and safeguards or the occurrence of breaches, violations, outages or unauthorized uses or access would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where failure in compliance would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of the Securities set forth opposite the name of such Underwriter on Schedule II hereto, at a purchase price equal to 98.75% of the aggregate principal amount thereof.

(b) Delivery. Delivery of the Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct, and payment of the purchase price for the Securities shall be made by the Representative to the Company by wire transfer of immediately available funds contemporaneous with closing at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, 42nd Floor, New York, New York 10018, or such other place as may be agreed to by the Representative and the Company, no later than 10:00 a.m. (New York City time) on January 19, 2022 or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”). It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. KBW, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Payment. Payment for the Securities purchased by the Underwriters shall be made to the Company by wire transfer of immediately available funds to a bank designated by the Company, against delivery for the benefit of the Representative for the respective accounts of the Underwriters of one or more global notes representing the Securities (collectively, the “Global Note”) to be purchased by the Underwriters. The Securities represented by the Global Note shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day prior to the Closing Time. The Global Note shall be made available for examination by the Representative not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Time.

(d) In performing its duties under this Agreement, the Underwriters shall be entitled to rely upon any notice, signature or writing that the Underwriters shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Underwriters may rely upon any opinions or certificates or other documents delivered by the Company or its counsel or designees to them.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Commission Requests. Until the Closing Time, the Company, subject to SECTION 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by SECTION 3 hereof, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Until the Closing Time, the Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as possible.

(b) Payment of Filing Fees. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(c) Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the TIA and the TIA Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required by the Securities Act to be delivered in connection with sales of the Securities ending no later than nine (9) months from the date hereof (the “Delivery Period”) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the TIA or the TIA Regulations, the Company will promptly (A) give the Representative written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement, provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. If, after the date of this Agreement and during any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representative in writing of such notice or ineligibility and will (1) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, (2) use its best efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (3) promptly notify the Representative in writing of such effectiveness. If at any time during the Delivery Period, any event shall occur or condition shall exist as a result of which the Disclosure Package or such Issuer Free Writing Prospectus, individually or together with other information that is part of the Disclosure Package, as the case may be, conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at the Company’s own expense, the Disclosure Package or such Issuer Free Writing Prospectus, as the case may be, to eliminate or correct such conflict, untrue statement or omission.

(d) Filing or Use of Amendments or Supplements. During the Delivery Period, the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement, and (ii) will not amend or supplement the Registration Statement without the Representative’s prior written consent, which consent shall not be unreasonably withheld or delayed. Prior to amending or supplementing any preliminary prospectus or the Prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(e) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representative, upon request, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. Any such copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request, unless, with the prior consent of the Representative, such delivery requirement can be satisfied by the provisions of Rule 172 under the Securities Act. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representative may reasonably designate and to maintain such qualifications in effect during the Delivery Period; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Earnings Statements. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(i) Reporting Requirements. The Company, during the Delivery Period, will file all documents required to be filed with the Commission by the Company pursuant to the Exchange Act within the time periods required by, and each such document will meet the requirements of, the Exchange Act and the Exchange Act Regulations in all material respects.

(j) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities as described in the Disclosure Package and the Prospectus under “Use of Proceeds.”

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the Representative will be deemed to have consented to any Issuer General Use Free Writing Prospectuses listed on Schedule II hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus during the Delivery Period there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to correct such untrue statement or omission.

Subject to the consent of the Representative required in the immediately preceding paragraph, the Company will prepare a final term sheet relating solely to the final pricing terms of the Securities and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for such Securities. Any such final term sheet is an Issuer General Use Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the Securities generally or the Securities specifically or their offering or (ii) information that describes the final terms of the Securities or their offering and that is or is to be included in the final term sheet of the Company contemplated in the first sentence of this paragraph or (b) other customary information that is not “issuer information,” as defined in Rule 433.

(l) DTC. The Company will cooperate with the Underwriters and use its reasonable efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

(m) Investment Company Act. During the Delivery Period, the Company shall not invest in such a manner as could require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

(n) No Stabilization. The Company will not take, and will ensure that no controlled affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or would reasonably be expected to constitute stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities.

(o) Trademarks. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(p) NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) while any Securities remain outstanding.

SECTION 4. Payment of Expenses.

(a) Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement or the transactions contemplated hereby, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iv) the preparation, issuance and delivery of the Securities to the Underwriters, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of SECTION 3(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of any Blue Sky Survey and any supplement thereto, and the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, (vii) any fees payable in connection with the rating of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and any travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) any filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with determining the Underwriters’ compliance with FINRA rules and regulations applicable to their participation in the offering and the sale of the Securities (which fees and disbursements of counsel to the Underwriters, together with the fees and disbursements of counsel to the Underwriters referred to in subclause (vi) above, shall not exceed $10,000 in the aggregate), (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of SECTION 1(c), (xi) fees and disbursements of Trustee and its counsel and (xii) the legal fees and expenses (including reasonable fees and disbursements of the counsel for the Underwriters), marketing and syndication expenses, and any expenses related to an investor presentation and/or roadshow that are incurred by the Underwriters, provided that the aggregate amount of fees and expenses to be paid by the Company pursuant to this subclause (xii) shall not exceed $150,000 in the aggregate; provided, that except as provided in this Section, SECTION 7, SECTION 10(a)(1) and SECTION 11(a)(ii) hereof, the Underwriters will pay all of their own costs and expenses, including transfer taxes on resale of any of the Securities by them, the cost of preparing and distributing any term sheet prepared by any Underwriter.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of SECTION 6, SECTION 10(a) or SECTION 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

SECTION 5. Use of Free Writing Prospectuses by Underwriters. Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase the Securities at the Closing Time as provided herein are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission and had become effective not earlier than three years prior to the date hereof. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus shall have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the Securities Act Regulations. At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act or proceedings therefor initiated, or, to the knowledge of the Company, threatened by the Commission, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information with respect to the Registration Statement. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion and negative assurance statement, each dated as of the Closing Time, of Orrick, Herrington & Sutcliffe LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative and substantially in the form of Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion and negative assurance statement, each dated as of the Closing Time, of Covington & Burling LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Representative. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinion of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(d) Officers’ Certificate of the Company. At the Closing Time, the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial or Chief Accounting officer of the Company, dated as of Closing Time to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(e) Comfort Letters. At the time of the execution of this Agreement, the Representative shall have received from Deloitte, a letter, dated as of such date, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement and the Disclosure Package.

(f) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Deloitte, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to SECTION 6(e) hereof, except that the documents included shall include the Prospectus and the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Ratings. At the Closing Time, the Securities will be rated at least BBB- by Kroll Bond Rating Agency, Inc. Subsequent to the execution of this Agreement, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Securities or any other securities of the Company by any NRSRO, and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company (other than an announcement with positive implications of a possible upgrading).

(h) DTC. At the Closing Time, the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(i) No Objection. If applicable, FINRA shall have raised no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities, which objection has not been withdrawn or otherwise satisfied.

(j) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the business day next succeeding the date of this Agreement.

(k) No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in SECTION 10(a).

(l) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that remains in effect and would, as of the Closing Time, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that remains in effect and would, as of the Closing Time, prevent the issuance or sale of the Securities.

(m) Good Standing. The Representative shall have received, on and as of the Closing Time, satisfactory evidence of the good standing of the Company and each significant subsidiary of the Company in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Additional Documents. On the Closing Time, counsel for the Underwriters shall have been furnished with such documents, opinions and certificates as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Company, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this SECTION 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representative by notice to the Company at any time prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in SECTION 4 and except that SECTION 1, SECTION 4, SECTION 7, SECTION 8, SECTION 9, SECTION 14, SECTION 15, SECTION 16 and SECTION 17 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of Underwriters. The Company, agrees to indemnify and hold harmless each Underwriter and their respective affiliates (as such term is defined in Rule 405 of the Securities Act Regulations (each, an “Affiliate”)), selling agents, officers, partners, managers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission from any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to SECTION 7(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in SECTION 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to SECTION 7(a) hereof, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to SECTION 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, or (ii) in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified person which are different from or in addition to those available to such indemnifying person, in which event the reasonable fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this SECTION 7 or SECTION 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by SECTION 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in SECTION 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this SECTION 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this SECTION 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this SECTION 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding any other provision of this SECTION 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this SECTION 8 are several in proportion to their respective underwriting obligations set forth opposite their respective names in Schedule I hereto and not joint.

For purposes of this SECTION 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates, officers, directors, partners, managers and selling agents shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and or selling agents, any person controlling any Underwriter or the Company’s officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis, including a widespread outbreak of epidemic illnesses (including the novel coronavirus COVID-19 to the extent that there is a material worsening of such outbreak that actually occurs after the date hereof in the markets in which the Company operates), or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering of the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or by the Nasdaq Global Select Market, (iv) if trading generally on the New York Stock Exchange or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental agency or body, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, (vi) there has occurred a downgrading in or withdrawal of the rating assigned to the Securities or any other securities of the Company by any NRSRO, or such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company, or (vii) if a banking moratorium has been declared by either federal, New York or State of Washington authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this SECTION 10, such termination shall be without liability of any party to any other party except as provided in SECTION 4 hereof, and provided further that SECTION 1, SECTION 4, SECTION 7, SECTION 8, SECTION 9, SECTION 14, SECTION 15, SECTION 16 and SECTION 17 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters.

(a) If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities that it has agreed to purchase hereunder (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters that are satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if, after giving effect to any arrangement for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed 10% of the aggregate principal amount of all of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the aggregate principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangement has not been made, or

(ii) if, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriter and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds 10% of the aggregate principal amount of all of the Securities, or if the Company shall not exercise the right described in paragraph (a) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this SECTION 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in SECTION 4 hereof and except that the provisions of SECTION 1, SECTION 4, SECTION 7, SECTION 8, SECTION 9, SECTION 14, SECTION 15, SECTION 16 and SECTION 17 shall not terminate and shall remain in effect.

(b) No action taken pursuant to this SECTION 11 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either (i) the Representative or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding five (5) business days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this SECTION 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to KBW at One Montgomery Street, Suite 3700, San Francisco, CA 94104], attention of Ashwin Kakani, Director, e-mail: kakania@kbw.com, with a copy (which shall not constitute notice) to Covington & Burling LLP, One CityCenter, The New York Times Building, 620 Eighth Avenue, 42nd Floor, New York, New York 10018, attention of Christopher DeCresce, e-mail: CDeCresce@cov.com; and notices to the Company shall be directed to it at 601 Union Street, Suite 2000, Seattle, WA 98101, attention of John Michel, Chief Financial Officer, e-mail: john.michel@homestreet.com, with a copy (which shall not constitute notice) to Godfrey Evans, General Counsel, email: godfrey.evans@homestreet.com and Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, CA 94105, attention of Karen Dempsey, e-mail: kdempsey@orrick.com.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the offering or purchase and sale of the Securities pursuant to this Agreement, including the determination of the terms of the Securities and the offering price thereof and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its Subsidiaries or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or its Subsidiaries in connection with the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) or any other obligation to the Company or its Subsidiaries in connection with the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or its Subsidiaries, and (e) the Underwriters have not provided any legal, accounting, financial, regulatory or tax advice in connection with the offering of the Securities and the Company and its Subsidiaries has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, and their respective successors and the controlling persons, Affiliates, partners, managers, selling agents, officers and directors referred to in SECTION 7 and SECTION 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREUNDER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction of, and to venue in (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Entire Agreement; Amendments. This Agreement constitutes the entire Agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party that the condition is meant to benefit.

[Signature pages follow]

Very truly yours,

HOMESTREET, INC.

By:	/s/ John M. Michel
Name:	John M. Michel
Title:	Executive Vice President and
Chief Financial Officer

[Signature Pages to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Victor A. Sack
Name:	Victor A. Sack
Title:	Managing Director

For themselves and as Representative of the other Underwriters named in Schedule I hereto.

[Signature Pages to Underwriting Agreement]

SCHEDULE I

Name of Underwriter	Aggregate Principal Amount of Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	$60,000,000.00
Piper Sandler & Co.	$30,000,000.00
B. Riley Securities, Inc.	$5,000,000.00
Wedbush Securities Inc.	$5,000,000.00
Total	$100,000,000.00

SCHEDULE II

Issuer Free Writing Prospectuses

●	Pricing Term Sheet for Securities, dated January 11, 2022, filed with the Commission as a Free Writing Prospectus on January 11, 2022.

●	Investor Presentation of the Company, dated January 11, 2022, filed with the Commission as a Free Writing Prospectus on January 11, 2022.

SCHEDULE III

Subsidiaries of the Company

Subsidiaries of HomeStreet, Inc.

HomeStreet Bank

HomeStreet Capital Corporation

HomeStreet Statutory Trust I

HomeStreet Statutory Trust II

HomeStreet Statutory Trust III

HomeStreet Statutory Trust IV

Subsidiaries of HomeStreet Bank

Continental Escrow Company

Union Street Holdings LLC

HS Properties Inc.

YNB Real Estate LLC

HomeStreet Foundation

HS Evergreen Corporate Center LLC

EXHIBIT A

Form of Opinion of Orrick, Herrington & Sutcliffe LLP